Exhibit 99.1

Dear Fellow Shareholders, Employees, Business Partners and Friends:

JUNE 16, 2015 - Radiant Oil & Gas, Inc. (ROGI) is committed to keeping you updated on the progress of the company, and by extension, the value of your investment. Since we last communicated with you, I am pleased to report that our team continues to execute its business plan while exceeding previously-set goals and milestones.

It's important to note that Radiant is nothing short of a team effort. I have the privilege of working alongside a team of amazing, dedicated and talented people, who, by their very nature, refuse to accept mediocrity, much less failure, as an outcome to any challenge. Like me, they are unwaveringly committed to the pursuit of building sustainable shareholder value.

Importantly, like you, our employees are shareholders in the company. This directly aligns their interests with those of our outside shareholders. Their honesty, integrity, and yeoman efforts are directly responsible for increasing the size of our business, delivering profitable results, and enabling the seamless integration of new wells to start producing. I thank them all.

Among our most notable achievements over the last several months, I would like to emphasize:

●	We are now working hard to get fully caught up on reporting, with auditors showing up within the week of this release.

●	We also right-sized our staff and have rebuilt and improved any weaknesses.

●	We have re-evaluated the capital markets, and over the last three months, in addition to working with our existing funding sources, have solicited new funding.

●	We will be a rebalanced newly-funded Radiant that will, if all goes as anticipated, have minimal debt on our balance sheet with a strong funding budget on drilling and completing our proven reserves.

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We have also executed new agreements with companies that are helping make a market in our stock and provide investor relation - the results which have already been reflected in the new enthusiasm for our stock from a reinvigorated investor base. I will report on these changes in the near future.

Although we have much to be thankful for, and certainly to be prideful of, there remains much hard work ahead of us if we are to fully capitalize on the oil and gas industry trends and on the numerous growth and expansion opportunities being presented to us on a regular basis.

By building on our successes, effectively addressing any perceived weaknesses, and implementing new business development strategies with forethought and purpose, we are confident in our ability to accelerate Radiant Oil & Gas’s future growth and win enduring leadership in the oil and gas industry.

I want to reemphasize how excited and optimistic I am about the future of Radiant. We are implementing strategies that will empower us to continue scaling our business by continuing to uncap producing wells.

In closing, I'd like to use this opportunity to give my sincere thanks to our shareholders. We recognize that through your investment in the company, you are expressing your confidence in our ability to execute; and we take that responsibility to heart and intend to be relentless in our pursuit to deliver.

Sincerely,

RADIANT OIL & GAS, INC.

John Jurasin
Chairman, President and Chief Executive Officer

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of Radiant Oil & Gas, Inc.’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of ROGI, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on ROGI’s future results. The forward-looking statements included in this press release are made only as of the date hereof. ROGI cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, ROGI undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by ROGI.